Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (this "Agreement"), dated as of March 4, 2021, is by and between American Virtual Cloud Technologies, Inc., a Delaware corporation (“Company”), and Navigation Capital Partners, Inc., a Delaware corporation (“Consultant”).

1. Services. Company hereby purchases from Consultant, and Consultant agrees to provide to Company, the services (“Services”) described on the Statement of Work attached hereto as Schedule I, and in any additional Statement of Work which may be signed by both parties (each, a “Statement of Work”). Additional Services may be added in the future by attaching to this Agreement one or more Statements of Work executed by both parties. In the event of any conflict between any Statement of Work and this Agreement, this Agreement shall govern except to the extent the SOW explicitly supersedes the conflicting portion of this Agreement.

2. Representations and Warranties. Each party represents and warrants that: (i) it has the authority to enter into this Agreement and perform the services required of it hereunder; (ii) it will perform all services hereunder in a professional manner consistent with industry practices; and (iii) each party will comply with all applicable laws and regulations in carrying out its responsibilities hereunder.

3. Fees; Expenses. In consideration of Consultant providing the Services hereunder, Company shall pay to Consultant a fee of $50,000 per month (pro-rated for any partial month) during the term of this Agreement. In addition to the foregoing, Company shall reimburse Consultant for all travel other fees incurred by Consultant in performing Services hereunder; provided, that for any expense in excess of $1,000 Consultant shall obtain pre-approval from Company, either in an Statement of Work or separately, prior to incurring such expense.

4. Term. The term of this Agreement commenced on October 1, 2020 (the “Effective Date”), and shall continue in full force until such time as either party provides at least 30 days’ prior written notice of termination to the other party. In addition, either party shall be entitled to terminate this Agreement at any time in the event the other party (i) declares bankruptcy, or (ii) breaches any of its material obligations hereunder and fails to cure such breach within ten days from the date of receipt of written notice of such breach. Upon any termination of this Agreement, Company shall promptly pay all fees and reimburse Consultant for all expenses due and owing hereunder. Sections 3 through 11 of this Agreement shall survive any termination of this Agreement.

5. Intellectual Property. All trademarks, patents, copyrights and other intellectual property rights owned by either party on the date hereof shall continue to be owned solely by such party, and except as set forth herein, nothing in this Agreement shall be deemed to confer any rights to any such intellectual property on the other party. Consultant hereby assigns to the Company all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights contained therein. Consultant agrees to execute, at the Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of the Company’s request, Consultant hereby irrevocably appoints the Company as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned, Consultant agrees to waive enforcement worldwide of such rights against the Company. In the event that Consultant has any such rights, that cannot be assigned or waived, Consultant hereby grants to the Company an exclusive, worldwide, irrevocable, perpetual license to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed.

6. Confidentiality.

(a) Each party agrees to treat as confidential all non-public information of the other party, not to use such confidential information for any purpose other than to the limited extent necessary to perform under this Agreement and not to disclose such confidential information to any third party except as may be reasonably required pursuant to this Agreement and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the generality of the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of confidential information disclosed to it by the other party, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice. It is agreed and understood that neither party shall have obligation of confidentiality in respect of information known to the receiving party at the time of disclosure, information disclosed to the receiving party by a third party not known by the receiving party to be in breach of an obligation of confidentiality, information in the public domain at any time through no fault of the receiving party and/or information created by receiving party without use of the other party’s non-public information.

(b) Consultant acknowledges that it is aware, and that it will advise its employees and any other representatives who provide services hereunder or otherwise have access to any confidential information of the Company, that the United States securities laws prohibit the Consultant or any of such employees or other representatives who have received any material, non-public information regarding the Company from purchasing or selling securities of the Company on the basis of such information or from communicating such information to any other person who it is reasonably foreseeable may purchase or sell the securities of the Company on the basis of such information.

7. Independent Contractor. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance; and Consultant agrees to defend, indemnify and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

8. Indemnification. The Consultant shall indemnify and hold harmless the Company, its subsidiaries, affiliates, successors and assigns, and each of their officers, directors, agents, contractors, subcontractors and employees (collectively referred to as the “Indemnitees”), against and from any and all claims, liabilities, damages, fines, penalties or costs of whatsoever nature (including reasonable attorneys’ fees), arising out of or in any way connected with (a) the services provided by the Consultant pursuant to this Agreement (other than as a result of the bad faith, negligence or willful misconduct of the Company) or (b) the Consultant’s breach of this Agreement (or any representation or warranty of the Consultant hereunder).

9. Force Majeure. Neither party shall be liable to the other party for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of or interruption or delay in telecommunications or third party services, failure of third party software or inability to obtain raw materials, supplies or power.

10. Governing Law. The rights and obligations of the parties under this Agreement shall be governed by the laws of the State of Delaware, without reference to conflict of law principles.

11. Miscellaneous. This Agreement supersedes all prior written or oral agreements between the parties regarding the subject matter hereof. Company shall be responsible for all sales taxes, use taxes and any other similar taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding taxes based solely upon Consultant’s income derived hereunder. The relationship between the parties under this Agreement is that of independent contractors rather than employment, and neither shall be, nor represent itself to be, the joint venture, franchiser, franchisee, partner, agent, employee or representative of the other party for any purpose whatsoever, and neither party shall be entitled to bind the other party. This Agreement may be executed in counterparts and by facsimile or scanned electronic signature, each of which shall constitute originals and all of which, when taken together, shall constitute the same original. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but shall not be assignable by either party other than to an entity acquiring substantially all of its business and assuming all of its obligations. Any notice pursuant this Agreement shall be deemed effective one day after sending such notice to the applicable party’s principal business address, or via electronic mail to an executive officer of the applicable party. If any provision of this Agreement is held to be unenforceable or invalid for any reason, or if any governmental agency rules that any portion of this Agreement is illegal or contrary to public policy, the remaining provisions, to the extent feasible, will continue in full force and effect with such unenforceable or invalid provision to be changed and interpreted to best accomplish its original intent and objectives.

Agreed and Accepted as of the date first set forth above.

AMERICAN VIRTUAL CLOUD	NAVIGATION CAPITAL PARTNERS, INC.
TECHNOLOGIES, INC.

By:	/s/ Thomas H. King	By:	/s/ Ronald Coombs
Print Name:	Thomas H. King	Print Name:	Ronald Coombs
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SCHEDULE I

SERVICES

●	Capital market advisory services

●	Debt advisory services

●	Modeling and consultations related to the above

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